Exhibit 10.19

HOLMES FINANCING (NO. 6) PLC

REPORT AND ACCOUNTS

FOR THE YEAR ENDED 31 DECEMBER 2006

Registered in England and Wales No. 4359738

HOLMES FINANCING (NO.6) PLC

Report of the directors

The Directors submit their report together with the financial statements for the year ended 31 December 2006.

Principal activity and Enhanced Business Review

The principal activity of the Company is to issue asset backed notes and enter into all financial arrangements in that connection.

During the year the Company received interest of £105.3m (2005: £119.8m) from Holmes Funding Limited. The Company used those cash resources to pay interest of £96.3m (2005: £145.8m) on the debt securities. The Company received repayments of principal £nil (2005: £873.5m) and made payments of principal of £nil (2005: £873.5m). All amounts were paid in full and on time.

The Directors do not expect any significant change in the level of business in the foreseeable future.

Key Performance Indicators	Net interest margin		Net assets
Closing date of securitisation	2006 £000	2005 £000	2006 £000	2005 £000

7 November 2002	1	-	14	347

The purpose of this Report is to provide information to the members of the Company and as such it is only addressed to those members. The Report may contain certain forward-looking statements with respect to the operations, performance and financial condition of the Company. By their nature, these statements involve inherent risks and uncertainties since future events, circumstances and other factors can cause results and developments to differ materially from the plans, objectives, expectations and intentions expressed in such forward-looking statements. Members should consider this when relying on any forward-looking statements. The forward-looking statements reflect knowledge and information available at the date of preparation of this Report and the Company undertakes no obligation to update any forward-looking statement during the year. Nothing in this Report should be construed as a profit forecast.

Results and dividends

The loss for the year on ordinary activities after taxation amounted to £333,000 (2005: profit £296,000).

The Directors do not recommend the payment of a dividend (2005: £nil).

Directors and their interests

The Directors who served throughout the year were:

Mr D M Green

Mr M McDermott

Ms R Samson (appointed 10 November 2006)

Mr R G Baker (Alternate Director to Mr D M Green, appointed 28 July 2006, resigned 10 November 2006)

Wilmington Trust SP Services (London) Limited

At the year end and the previous year end, Holmes Holdings Limited and Mr M McDermott jointly held one share in the Company.

Wilmington Trust SP Services (London) Limited and Mr M McDermott jointly held one share in the holding company, Holmes Holdings Limited, at the year end. The other share in Holmes Holdings Limited was held by Wilmington Trust SP Services (London) Limited. Mr M McDermott is also a Director of Wilmington Trust SP Services (London) Limited.

None of the other Directors had a beneficial interest in the shares of the Company, or of the holding company, Holmes Holdings Limited and its subsidiaries, at the year-end.

Financial Instruments

The Company’s financial instruments, other than derivatives, comprise loans to group undertakings, borrowings, cash and liquid resources, and various items, such as debtors and creditors that arise directly from its operations. The main purpose of these financial instruments is to raise finance for the Company’s operations.

The Company also enters into derivatives transactions (principally cross currency swaps). The purpose of such transactions is to manage the currency risks arising from the Company’s operations and its sources of finance.

Report of the directors (continued)

HOLMES FINANCING (NO.6) PLC

It is, and has been throughout the year under review, the Company’s policy that no trading in financial instruments shall be undertaken.

Financial Instruments (continued)

The main risk arising from the Company’s financial instruments is currency risk. The Company has debt securities in issue denominated in US Dollars, Euros and Swiss Francs. The Board reviews and agrees policies for managing this risk. The Company’s policy is to eliminate all exposures arising from movements in exchange rates by the use of cross currency swaps to hedge payments of interest and principal on the securities.

All other assets, liabilities and transactions are denominated in Sterling.

Further disclosures regarding financial risk management objectives and policies and the company’s exposure to principal risks can be found in note 2.

Directors’ responsibility statement

The directors are responsible for preparing their report and financial statements. The directors have chosen to prepare accounts for the Company in accordance with International Financial Reporting Standards (IFRS). Company law requires the directors to prepare such financial statements in accordance with International Financial Reporting Standards and the Companies Act 1985.

International Accounting Standard 1 requires that financial statements present fairly for each financial year the company’s financial position, financial performance and cash flows. This requires the faithful representation of the effects of transactions, other events and conditions in accordance with the definitions and recognition criteria for assets, liabilities, income and expenses set out in the International Accounting Standards Board’s ‘Framework for the Preparation and Presentation of Financial Statements’. In virtually all circumstances, a fair presentation will be achieved by compliance with all applicable International Financial Reporting Standards. Directors are also required to:

•	properly select and apply accounting policies;
•	present information, including accounting policies, in a manner that provides relevant, reliable, comparable and understandable information;
•

provide additional disclosures when compliance with the specific requirements in International Financial Reporting Standards is insufficient to enable users to understand the impact of particular transactions, other events and conditions on the entity’s financial position and financial performance; and

•

prepare the accounts on a going concern basis unless, having assessed the ability of the company to continue as a going concern, management either intends to liquidate the entity or to cease trading, or have no realistic alternative but to do so.

The directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the company, for safeguarding assets, for taking reasonable steps for the prevention and detection of fraud and other irregularities and for the preparation of a directors’ report which complies with the requirements of the Companies Act 1985.

Legislation in the United Kingdom governing the preparation and dissemination of financial statements differs from legislation in other jurisdictions.

Third Party Indemnities

During 2006, Abbey National plc applied the provisions of the Companies (Audit, Investigations and Community Enterprise) Act 2004 to provide enhanced indemnities to the Directors of the Company and any of its subsidiaries or other company where such person has been nominated in writing by Abbey as its representative on the board of such companies against liabilities and associated costs which they could incur in the course of their duties to the Company. The indemnities remain in force as at the date of this Annual Report & Accounts. A copy of each of the indemnities is kept at the registered office address of Abbey National plc.

HOLMES FINANCING (NO.6) PLC

Report of the directors (continued)

Payment Policy

Given the nature of the Company's business, the Company does not have any suppliers and there therefore does not operate a payment policy. The Company has no creditors and is unable to quantify the practice on payment of creditors.

Auditors

At the forthcoming Annual General Meeting of the Company it will be proposed that Deloitte & Touche LLP be re-appointed as auditors of the Company, in accordance with the resolution by Abbey National plc to appoint Deloitte & Touche LLP as auditors of Abbey National plc and its subsidiaries.

In the case of each of the persons who are directors of the company at the date when this report was approved:

•	so far as each of the directors is aware, there is no relevant audit information (as defined in s234ZA of the Companies Act 1985) of which the company’s auditors are unaware; and
•

each of the directors has taken all steps that he ought to have taken as director to make himself aware of any relevant audit information (as defined in s234ZA of the Companies Act 1985) and to establish that the company’s auditors are aware of that information.

By Order of the Board

For and on behalf of

Abbey National Secretariat Services Limited, Secretary

2 March 2007

Registered Office Address: Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN

HOLMES FINANCING (NO.6) PLC

Independent auditors’ report to the members of Holmes Financing (No.6) plc

We have audited the financial statements of Holmes Financing (No.6) plc for the year ended 31 December 2006 which comprise the Income Statement, the Statement of Recognised Income and Expense, the Balance Sheet, the Cash Flow Statement and the related notes 1 to 20. These financial statements have been prepared under the accounting policies set out therein.

Respective responsibilities of directors and auditors

The directors' responsibilities for preparing the Annual Report and the financial statements in accordance with applicable law and International Financial Reporting Standards (IFRSs) as adopted by the European Union are set out in the Directors' Responsibility Statement.

Our responsibility is to audit the financial statements in accordance with relevant legal and regulatory requirements and International Standards on Auditing (UK and Ireland).

We report to you our opinion as to whether the financial statements give a true and fair view and are properly prepared in accordance with the Companies Act 1985. We also report to you whether in our opinion the information given in the Report of the directors is consistent with the financial statements.

In addition we report to you if, in our opinion, the company has not kept proper accounting records, if we have not received all the information and explanations we require for our audit, or if information specified by law regarding directors' remuneration and other transactions is not disclosed.

We read the Report of the directors and the other information contained in the annual report and consider the implications for our report if we become aware of any apparent misstatements or material inconsistencies with the financial statements. Our responsibilities do not extend to any further information outside the Annual Report.

Basis of audit opinion

We conducted our audit in accordance with International Standards on Auditing (UK and Ireland) issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgments made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the company's circumstances, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

Opinion

In our opinion:

•

the financial statements give a true and fair view, in accordance with IFRSs as adopted by the European Union, of the state of the company's affairs as at 31 December 2006 and of its loss for the year then ended;

•	the financial statements have been properly prepared in accordance with the Companies Act 1985; and
•	the information given in the Report of the directors is consistent with the financial statements.

Separate opinion in relation to IFRSs

As explained in Note 1 to the financial statements, the company in addition to complying with IFRSs as adopted by the European Union, has also complied with the IFRSs as issued by the International Accounting Standards Board.

In our opinion the financial statements give a true and fair view, in accordance with IFRSs, of the state of the company's affairs as at 31 December 2006 and of its loss for the year then ended.

Deloitte & Touche LLP

Chartered Accountants and Registered Auditors

London

2 March 2007

HOLMES FINANCING (NO.6) PLC

Income Statement

For the year ended 31 December 2006

Continuing operations	Notes	Year ended 31 December 2006 £000	Year ended 31 December 2005 £000

Interest and similar income	4	106,636	121,925
Interest expense and similar charges	5	(106,635)	(121,925)
Net interest income		1	-
Other operating (expense)/income	6	(478)	423
(Loss)/profit before tax	7	(477)	423
Tax	8	144	(127)
(Loss)/profit attributable to equity holders of the company		(333)	296

Statement of Recognised Income and Expense

For the year ended 31 December 2006

The Company has no recognised income or expenses other than the results for the current and previous year as set out in the Income Statement.

HOLMES FINANCING (NO.6) PLC

Balance Sheet

As at 31 December 2006

	Notes	2006 £000	2005 £00

Loans and advances to group companies	9	2,077,278	2,077,278
Other assets	11	23,921	21,373
Cash and cash equivalents	14	15	56,567
Deferred tax asset	13	17	-
Total assets		2,101,231	2,155,218

Derivative financial instruments	10	(109,515)	(4,234)
Debt securities in issue	12	(1,967,818)	(2,072,621)
Deferred tax liabilities	13	-	(127)
Other liabilities	15	(23,884)	(77,889)
Total liabilities		2,101,217	2,154,871
Equity
Share capital	16	(50)	(50)
Accumulated losses/(retained earnings)	17	36	(297)
Total liabilities and equity		(2,101,231)	(2,155,218)

The financial statements were approved by the board of directors and authorised for issue on 2 March 2007. They were signed on its behalf by:

M McDermott

Director

HOLMES FINANCING (NO.6) PLC

Cash Flow Statement

For the year ended 31 December 2006

	Notes	Year ended 31 December 2006 £000	Year ended 31 December 2005 £000

Net cash (used in)/from operating activities	18	(56,552)	(25,994)

Investing activities
Repayment of loans to group companies		-	873,494
Net cash from investing activities		-	873,494

Financing activities
Repayment of debt securities in issue		-	(873,494)
Net cash used in financing activities		-	(873,494)

Net (decrease) in cash and cash equivalents		(56,552)	(25,994)
Cash and cash equivalents at beginning of year		56,567	82,561
Cash and cash equivalents at end of year		15	56,567

HOLMES FINANCING (NO.6) PLC

Notes to the financial statements for the year ended 31 December 2006

1. Accounting policies

The principal accounting policies applied in the preparation of financial statements are set out below. These policies have been consistently applied to all years presented, unless otherwise stated.

Basis of preparation

The financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as adopted for use in the European Union that are effective or available for early adoption at the company’s reporting date. The company, in addition to complying with its legal obligation to comply with IFRSs as adopted for use in the European Union, has also complied with the IFRSs as issued by the International Accounting Standards Board. The financial statements have been prepared under the historical cost convention.

The company has adopted the following new or revised IFRS:

a)	The amendments to IAS 39 “Financial Instruments: Recognition and Measurement” and IFRS 4 “Insurance Contracts” relating to Financial Guarantee Contracts.
b)	The company has decided to early adopt IFRS 7 “Financial Instruments: Disclosure”. The company is going to adopt the amendments to IAS 1 “Presentation of Financial statements” in 2007.

Due to the nature of the business the Directors’ are of the opinion that it is more appropriate to use net interest income rather than turnover in presenting the income statement.

Foreign currency translation

Items included in the financial statements of the entity are measured using the currency that best reflects the economic substance of the underlying events and circumstances relevant to that entity (“the functional currency”). The financial statements are presented in Pounds Sterling.

Foreign currency transactions are translated into the functional currency at the exchange rates prevailing at the dates of the transactions. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation of monetary assets and liabilities denominated in foreign currencies are recognised in the income statement.

Revenue recognition

Interest income and expense is accrued on a time basis, by reference to the principal outstanding and at the effective interest rate applicable, which is the rate that exactly discounts estimated future cash receipts through the expected life of the financial asset to that asset’s net carrying amount.

Offsetting financial instruments

Financial assets and liabilities including derivatives are offset and the net amount reported in the balance sheet when there is a legally enforceable right to set off the recognised amounts and there is an intention to settle on a net basis, or realise the asset and settle the liability simultaneously.

Derivative financial instruments and hedge accounting

Derivatives are initially recognised at fair value on the date on which a derivative contract is entered into and are subsequently remeasured at their fair value. Fair values are obtained from quoted market prices in active markets, including recent market transactions, and valuation techniques, including discounted cash flow models and option pricing models as appropriate. All derivatives are carried as assets when fair value is positive and as liabilities when fair value is negative.

The method of recognising the resulting fair value gain or loss depends on whether the derivative is designated as a hedging instrument, and if so, the nature of the item being hedged. The entity designates all its derivatives as hedges of the fair value of recognised assets or liabilities or firm commitments (fair value hedge). Hedge accounting is used for derivatives designated in this way provided certain criteria are met.

The entity documents, at the inception of the transaction, the relationship between hedging instruments and hedged items, as well as its risk management objective and strategy for undertaking various hedge transactions. The entity also documents its assessment, both at hedge inception and on an ongoing basis, of whether the derivatives that are used in hedging transactions are highly effective in offsetting changes in fair values or cash flows of hedged items.

HOLMES FINANCING (NO.6) PLC

Notes to the financial statements for the year ended 31 December 2006

1. Accounting policies (continued)

Fair value hedge

Changes in the fair value of derivatives that are designated and qualify as fair value hedges are recorded in the income statement, together with any changes in the fair value of the hedged asset or liability that are attributable to the hedged risk. Any hedge ineffectiveness is shown in other operating income.

If the hedge no longer meets the criteria for hedge accounting, the adjustment to the carrying amount of the hedged item for which the effective interest method is used is amortised to profit or loss over the period to maturity. The adjustment to the carrying amount of a hedged equity security remains in retained earnings until the disposal of the equity security.

Income taxes, including deferred income taxes

The tax expense represents the sum of the income tax currently payable and deferred income tax.

Income tax payable on profits, based on the applicable tax law in each jurisdiction is recognised as an expense in the period in which profits arise. Taxable profit differs from net profit as reported in the income statement because it excludes items of income or expense that are taxable or deductible in other years and it further excludes items that are never taxable or deductible. The liability for current tax is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date. The tax effects of income tax losses available to carry forward are recognised as an asset when it is probable that future taxable profits will be available against which tax losses can be utilised.

Deferred income tax is provided in full, using the liability method, on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the financial statements. . Deferred tax liabilities are generally recognised for all taxable temporary differences and deferred tax assets are recognised to the extent that it is probable that taxable profits will be available against which deductible temporary differences can be utilised. Such assets and liabilities are not recognised if the temporary difference arises from the initial recognition of other assets (other than in a business combination) and liabilities in a transaction that affects neither the tax profit nor the accounting profit.

Deferred tax is calculated at the tax rates that are expected to apply in the period when the liability is settled or the asset is realised. Deferred tax is charged or credited in the income statement, except when it relates to items charged or credited directly to equity, in which case the deferred tax is also dealt with in equity.

Deferred tax liabilities are recognised for taxable temporary differences arising on investments in subsidiaries except where we are able to control reversal of the temporary difference and it is probable that it will not reverse.

The carrying amount of deferred tax assets is reviewed at each balance sheet date and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered.

Deferred and current tax assets and liabilities are only offset when they arise in the same tax reporting group and where there is both the legal right and the intention to settle on a net basis or to realise the asset and settle the liability simultaneously.

Financial assets

The entity classifies its financial assets as loans and receivables which are held at amortised cost. These includes loans and advances to group companies shown on the face of the balance sheet, accrued interest receivable shown within other assets and cash and cash equivalents shown on the face of the balance sheet. Derivatives are classified as fair value and are shown on the face of the balance sheet.

Cash and cash equivalents

For the purposes of the cash flow statement, cash and cash equivalents comprise balances with less than three months’ maturity from the date of acquisition, including cash and non restricted balances with central banks, treasury bills and other eligible bills, loans and advances to banks, amounts due from other banks and short term investments in securities.

Financial liabilities

Financial liabilities are measured at amortised cost, which includes a valuation adjustment for debt securities designated as hedging instruments. These include debt securities in issue shown on the face of the balance sheet, and accrued interest shown within other liabilities.

HOLMES FINANCING (NO.6) PLC

Notes to the financial statements for the year ended 31 December 2006

2. Financial risk factors

The company’s activities expose it to a variety of financial risks including market risk, liquidity risk and credit risk. The company’s overall risk management programme focuses on the unpredictability of financial markets and seeks to minimise potential adverse effects on the company’s financial performance. The company uses derivative financial instruments to hedge certain risk exposures.

Risk management is carried out by the central risk management function of the Abbey Group. Authority flows from the Abbey National plc Board of Directors to the Chief Executive Office and from him to his direct reports. Delegation of authority is to individuals. Formal standing committees are maintained for effective management or oversight. Their authority is derived from the person they are intended to assist.

Market risk

The company is subject to market risk in the form of interest rate and currency risks. As a result of the cross currency swaps the Company’s total interest income and expenditure on financial assets and liabilities is based on the same rate of sterling LIBOR, it therefore has no material sensitivity to changes in interest rates or currency rates in either 2006 or 2005.

Liquidity risk

The table below analyses the Company’s undiscounted liabilities into relevant maturity groupings based on the remaining period at balance sheet date to contractual maturity date:

	On demand £000	1-3 months £000	3-12 months £000	1-5 years £000	Over 5 years £000	2006 Total £000
Debt securities in issue	-	-	-	(1,305,743)	(662,583)	(1,968,326)
Derivative financial instruments	-	-	-	(1,403,756)	(673,522)	(2,077,278)
Total	-	-	-	(2,709,499)	(1,336,105)	(4,045,604)

	On demand £000	1-3 months £000	3-12 months £000	1-5 years £000	Over 5 years £000	2005 Total £000
Debt securities in issue	-	-	-	(1,400,153)	(671,815)	(2,071,968)
Derivative financial instruments	-	-	-	(1,403,756)	(673,522)	(2,077,278)
Total	-	-	-	(2,803,909)	(1,345,337)	(4,149,246)

The undiscounted cashflows for the derivative financial instruments comprise only the amounts payable under the contract.

Liquidity is managed by the Company by matching the terms of the financial instruments so that cash inflows meet cash outflows.  The receipts from the intercompany loan asset and the payments in respect of the derivative financial instruments described above are matched. The receipts from the derivative financial instruments and the payments required in respect of the debt securities in issue described above are also matched.

Credit risk

The maximum exposure to credit risk is the carrying amount of the Loans and advances to group companies of £2,077,278,000 (2005: £2,077,278,000) and the fair value of derivative financial instruments of £109,514,597 (2005: £4,233,111).

Accounting for derivative financial instruments and hedging activities

The Company holds derivatives as fair value hedges of the non-sterling debt securities in issue in order to hedge foreign currency and interest rate risk. These require the Company to pay a rate based on three-month sterling LIBOR and receive US dollar LIBOR, EURIBOR and fixed rate receipts in Swiss Francs. These are initially recognised and subsequently re-measured at fair value.

Fair value estimation

Where quoted market prices are not available, a discounted cash flow model is used based on a current yield curve appropriate for the remaining term to maturity.

3. Business and geographical segments

All of the Company’s income is derived from activities in the same business and geographical segment, within the UK. There were no discontinued operations during the period.

HOLMES FINANCING (NO.6) PLC

Notes to the financial statements for the year ended 31 December 2006

4. Interest and similar income

	Year ended 31 December 2006 £000	Year ended 31 December 2005 £000

Interest receivable from group companies	105,253	119,819
Interest receivable on collateralised cash	1,382	2,106
Interest receivable from related parties	1	-
	106,636	121,925

5. Interest expense and similar charges

	Year ended 31 December 2006 £000	Year ended 31 December 2005 £000

Interest payable on debt securities	96,275	145,754
Interest payable on collateralised cash	1,382	2,106
Swap interest payable	8,978	(25,935)
	106,635	121,925

6. Other operating (expense)/income

	Year ended 31 December 2006 £000	Year ended 31 December 2005 £000

Net foreign exchange (losses)/gains	(446)	669
Net loss on hedging derivatives	(105,281)	(4,233)
Net gain on hedged item	105,249	3,987
	(478)	423

7. (Loss)/profit before tax

(Loss)/profit before tax has been arrived at after (charging)/crediting:

	Year ended 31 December 2006 £000	Year ended 31 December 2005 £000

Net foreign exchange (losses)/gains	(446)	669
Net loss on hedging derivatives	(105,281)	(4,233)
Net gain on hedged item	105,249	3,987

Fees payable to the company’s auditors for the audit of the company’s annual accounts for the current year are £15,000 (2005: £15,000) and have been borne by Abbey National plc, for which no recharge has been made in the current or prior year.

Directors' emoluments are borne by Abbey National plc. No emoluments were paid by the Company to Directors during the year (2005: £nil).

The Company had no employees in the current or previous financial year.

HOLMES FINANCING (NO.6) PLC

Notes to the financial statements for the year ended 31 December 2006

8. Tax

	Year ended 31 December 2006 £000	Year ended 31 December 2005 £000
Current tax:
UK corporation tax		-
		-
Deferred tax (note 13):
Current year	144	(127)
	144	(127)

Corporation tax is calculated at 30% (2005: 30%) of the estimated assessable (loss)/profit for the year.

The charge for the year can be reconciled to the (loss)/profit per the income statement as follows:

	Year ended 31 December 2006 £000	Year ended 31 December 2005 £000

(Loss)/profit before tax	(477)	423

Tax at the UK corporation tax rate of 30% (2005: 30%)	144	(127)
Tax income/(expense) for the year	144	(127)

9. Loans and advances to group companies

	2006 £000	2005 £000
Repayable:
Less than 1 year	-	-
1 to 2 years	-	-
2 to 5 years	1,403,756	1,403,756
Greater than 5 years	673,522	673,522
	2,077,278	2,077,278

The loans are all denominated in sterling and are at variable rates of interest, based on LIBOR for three-month sterling deposits. The carrying amount of loans and advances to group companies approximates to their fair value.

10. Derivative Financial Instruments

The Company holds derivatives as fair value hedges of the non-sterling debt securities in issue in order to hedge foreign currency and interest rate risk. These require the Company to pay a rate based on three-month sterling LIBOR and receive US dollar LIBOR, EURIBOR and fixed rate receipts in Swiss Francs. These are initially recognised and subsequently re-measured at a fair value. The hedging relationship between the cross currency derivatives and the debt securities in issue qualifies for a hedge accounting treatment of the liabilities.

11. Other assets

	2006 £000	2005 £000

Called up share capital not paid – due from parent undertaking	37	37
Accrued interest due from group companies	23,884	21,336
	23,921	21,373

The carrying amount of other assets approximates to their fair value.

Other assets are due within one year.

HOLMES FINANCING (NO.6) PLC

Notes to the financial statements for the year ended 31 December 2006

12. Debt securities in issue

	2006 £000	2005 £000

Series 3 Class A Floating Rate Notes 2009	671,333	686,881
Series 3 Class B Floating Rate Notes 2040	22,829	23,362
Series 3 Class C Floating Rate Notes 2040	38,290	39,215
Series 4 Class A1 Floating Rate Notes 2009	508,899	580,456
Series 4 Class A2 Fixed/Floating Rate Notes 2009	125,142	133,716
Series 4 Class B Floating Rate Notes 2040	20,338	23,185
Series 4 Class C Floating Rate Notes 2040	34,987	39,806
Series 5 Class A Floating Rate Notes 2040	500,000	500,000
Series 5 Class B Floating Rate Notes 2040	17,000	17,000
Series 5 Class C Floating Rate Notes 2040	29,000	29,000
	1,967,818	2,072,621

Included in the carrying amount of debt securities in issue above are the following valuation adjustments as a result of the hedge accounting treatment of these instruments.

	2006 £000	2005 £000

Series 3 Class A Floating Rate Notes 2009	37,833	53,381
Series 3 Class B Floating Rate Notes 2040	1,290	1,823
Series 3 Class C Floating Rate Notes 2040	2,180	3,105
Series 4 Class A1 Floating Rate Notes 2009	(132,127)	(60,570)
Series 4 Class A2 Fixed/Floating Rate Notes 2009	(4,088)	4,486
Series 4 Class B Floating Rate Notes 2040	(5,304)	(2,457)
Series 4 Class C Floating Rate Notes 2040	(9,244)	(4,425)
	(109,460)	(4,657)

The carrying amount of debt securities in issue approximates to their fair value.

All the Class A Notes (irrespective of series) will rank pari passu and rateably without any preference or priority except, until enforcement of the security for the Notes, as to payments of principal in respect of which the Class A1 Notes will rank in priority to the Class A2 Notes.

Payments in respect of the Class B and C Notes will only be made if, and to the extent that, there are sufficient funds after paying or providing for certain liabilities, including liabilities in respect of the Class A Notes. The Class B Notes rank after the Class A Notes in point of security but before the Class C Notes.

Interest is payable on the notes at variable rates based on the one-month US Dollar LIBOR, three-month Sterling and US Dollar LIBOR and three-month EURIBOR, except for the Series 4 Class A2 notes, on which interest is paid at a fixed rate until October 2007, after which it is paid at variable rates based on the three-month CHF LIBOR.

The Company’s obligations to noteholders, and to other secured creditors, are secured under a deed of charge that grants security over all of its assets in favour of the security trustee. The principal assets of the Company are loans made to Holmes Funding Limited, a group company, whose obligations in respect of these loans, are secured under a deed of charge which grants security over all its assets, primarily comprising shares in a portfolio of residential mortgage loans, in favour of the security trustee. These mortgages fail the derecognition criteria described in IAS 39 and as such are represented by a receivable on the balance sheet of Holmes Funding Limited, though legally Holmes Funding Limited is entitled to the income from these mortgages. The security trustee holds this security for the benefit of all secured creditors of Holmes Funding Limited, including the Company.

HOLMES FINANCING (NO.6) PLC

Notes to the financial statements for the year ended 31 December 2006

13. Deferred tax

	2006 £000	2005 £000

Deferred tax asset	17	-
Deferred tax liability	-	(127)

The movement on the deferred tax account is as follows:

	2006 £000	2005 £000

At 1 January	(127)	-
Income statement credit/(charge)	144	(127)
At 31 December	17	(127)

The deferred tax asset/(liability) arises as a result of the Company being taxed under the special regime for securitisation companies in the Finance Act 2005.

The deferred tax asset is due after more than one year.

14. Cash and cash equivalents

The Company holds deposits at banks, which pay interest based on LIBOR.

Swap counterparties are subject to a cash collateralisation agreement whereby dependent on the credit rating of the counterparty an amount may be payable by the counterparty to the Company. This amount is included in cash at bank and in hand, and within other liabilities. It is repayable when the swap agreements mature, or if earlier when the credit rating of the counterparty improves.

At 31 December 2006 an amount of £nil (2005: £56,553,000) was held which related to cash received under cash collateralisation agreements. The amount was held on deposit at Federal Funds with an effective interest rate to match the interest payable to the swap counterparty.

15. Other liabilities

	2006 £000	2005 £000

Amounts due in respect of collateralised cash received	-	56,553
Accrued interest payable	23,884	21,336
	23,884	77,889

The directors consider that the carrying amount of other liabilities approximates to their fair value.

Other liabilities are due within one year.

16. Share capital

	2006 £000	2005 £000
Authorised:
100,000 ordinary shares of £1 each	100	100

Issued:
50,000 ordinary shares of £1 each	50	50

49,998 Ordinary shares are partly paid to 25 pence. Two subscriber shares are fully paid.

HOLMES FINANCING (NO.6) PLC

Notes to the financial statements for the year ended 31 December 2006

17. Retained earnings/(accumulated losses)

£000
Balance at 1 January 2005	1
Profit for the year	296
Balance at 13 December 2005 and 1 January 2006	297
Loss for the year	(333)
Balance at 31 December 2006	(36)

18. Notes to the cash flow statement

	2006 £000	2005 £000

(Loss)/profit before tax	(477)	423

Adjustments for:
Loss on derivatives	32	246
Loss/(gain) on foreign exchange	446	(669)

Operating cash flows before movements in working capital	1	-

Decrease/(increase) in receivables	(2,548)	11,473
(Decrease)/increase in payables	(54,005)	(37,467)
Cash (used in)/generated by operations	(56,552)	(25,994)

Net cash flow from operating activities	(56,552)	(25,994)

Cash and cash equivalents (which are presented as a single class of assets on the face of the balance sheet) comprise cash at bank and other short-term highly liquid investments with a maturity of three months or less.

19. Related party transactions

During the year, the company entered into the following transactions with related parties:

	Interest receivable		Cash and cash equivalents held with related parties		Amounts due from related parties
	2006 £000	2005 £000	2006 £000	2005 £000	2006 £000	2005 £000

Abbey National plc	1	-	15	14	-	-
Abbey National Treasury Services plc	1,382	2,106	-	-	-	-
Holmes Funding Limited	105,253	119,819	-	-	2,101,122	2,098,614
Holmes Holdings Limited	-	-	-	-	37	37

There were no related party transactions during the year, or existing at the balance sheet date, with the company’s or parent company’s key management personnel.

HOLMES FINANCING (NO.6) PLC

Notes to the financial statements for the year ended 31 December 2006

20. Parent undertaking and controlling party

The Company’s immediate parent company is Holmes Holdings Limited. Holmes Holdings Limited is owned by Wilmington Trust SP Services (London) Limited, a Company incorporated in Great Britain and registered in England and Wales, holding all of the shares in the Company (one jointly with M McDermott as nominee) as trustee under a discretionary charitable trust, dated 17 February 1999, for the benefit of nurses employed in the United Kingdom and for charitable purposes.

The administration, operations, accounting and financial reporting functions of the Company are performed by Abbey National plc, which is incorporated in Great Britain and registered in England and Wales. Abbey National plc has delegated administration and servicing functions in respect of the loans on behalf of the mortgages’ trustee and the beneficiaries to a service provider.

The Company meets the definition of a Special Purpose Entity and is therefore consolidated within the Abbey National plc group accounts.

The Company's ultimate controlling party is Banco Santander Central Hispano S.A., a Company incorporated in Spain. Banco Santander Central Hispano S.A. is the parent undertaking of the largest group of undertakings for which group accounts are drawn up. Abbey National plc is the controlling undertaking of the smallest group of undertakings for which group accounts are drawn up.

Copies of all sets of group accounts, which include the results of the Company, are available from Abbey Secretariat, Abbey National House, 2 Triton Square, Regent’s Place, London, NW1 3AN.